UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 5, 2015
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 5, 2015, Supertel Hospitality, Inc. (the “Company”) entered into a Thirteenth Amendment to Amended and Restated Loan Agreement (the “Thirteenth Amendment”) with Great Western Bank (the “Lender”) to amend various terms of the Amended and Restated Loan Agreement dated December 3, 2008 by and between the Company and the Lender (as amended, the “Agreement”).  The term loans previously provided for under the Agreement have all been repaid.  As a result, the Agreement currently provides for an $11.2 million revolving credit facility.

The Company continues to seek more favorable terms on its loans in the initiative underway to ladder loan maturities, reduce principal amortization payments and decrease overall the weighted average interest cost. In this instance, the revolving credit facility has been extended for a three year term until June 2018.

The Thirteenth Amendment, among other things:

•	extends the maturity date of the revolving credit facility to June 30, 2018;

•	modifies the interest rate on the revolving credit facility from 4.50% per annum to the prime rate plus 1.00% per annum;

•
provides for maximum availability under the revolving credit facility of $11.2 million from June 5, 2015 through June 30, 2016, $10.2 million from July 1, 2016 through June 30, 2017 and $9.2 million from July 1, 2017 through the maturity date of the revolving credit facility; provided, that at no time will the loans available through the revolving credit facility exceed the lesser of (a) an amount equal to 65% of the total appraised value of the hotels securing the revolving credit facility or (b) $11.2 million minus the aggregate amount of principal prepayments required to be made on the revolving credit facility (on or after July 1, 2015) in connection with the sale of hotels securing the revolving credit facility;

•	removes the 2% prepayment penalty previously required in connection with a refinancing with another financial institution;

•	reduces the loan-specific loan to value ratio required to be maintained from 70% to 65%;

•	implements a non-use fee equal to 0.25% per annum on the unused portion of the revolving credit facility; and

•	adds hotel release prices, which are the amounts required to be prepaid on the revolving credit facility in connection with the sale of hotels securing the revolving credit facility.

This description of the Thirteenth Amendment is qualified in its entirety by reference to the Thirteenth Amendment attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Thirteenth Amendment to Amended and Restated Loan Agreement dated June 5, 2015 by and between Supertel Hospitality, Inc. and Great Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: June 5, 2015	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Thirteenth Amendment to Amended and Restated Loan Agreement dated June 5, 2015 by and between Supertel Hospitality, Inc. and Great Western Bank.